SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2012

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2012, the Board of Directors of Cigna Corporation, upon the recommendation of the Corporate Governance Committee of the Board, approved an amendment to Article III, Section 2 of Cigna’s By-Laws that provides for the phased elimination of the classified board structure.  Under the amendment, directors whose terms expire will stand for election for one-year terms beginning at the 2016 annual meeting of shareholders.  Directors who have been elected to three-year terms prior to this meeting will complete those terms.

The amendment to the By-Laws took effect on the same day as Board approval.  This description of the amendment is qualified in its entirety by reference to the full text of the amendment, attached as Exhibit 3.1 and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

At Cigna’s 2012 annual meeting of shareholders, shareholders had the opportunity to vote on a management proposal regarding declassification.  The Board was interested in shareholders’ views regarding the proposal, and encouraged shareholders to vote as they believed appropriate but made no recommendation that shareholders vote either for or against the proposal.  While the proposal failed to meet the 80% affirmative vote threshold required for implementation, a substantial majority of shareholders who did cast a ballot voted in favor of the proposal.

The Board considered the voting results, benchmarking data within the proxy peer group that showed the majority do not have a classified board and the growing trend of declassification.  Based on these and other factors, the Board determined that it was advisable to approve the amendment to the By-Laws to declassify.  The Board also considered factors that weighed against declassification including:  (1) the lack of clear evidence that declassification supports shareholder value creation; and (2) the fluidity of the healthcare market and industry over the next few years, in large part due to the implementation of a number of key provisions of the Patient Protection Affordable Care Act in 2014.  Based upon these factors, the Board determined that it is in the best interests of its shareholders to declassify in a measured way and therefore approved declassification beginning in 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: December 12, 2012	By:	/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President
and General Counsel

Index to Exhibits

Exhibit Number	Description	Method of Filing

3.1	Amendment, dated December 6, 2012, to the By-Laws of the registrant.	Filed herewith.